DOCUMENT SECURITY SYSTEMS PROVIDES UPDATE ON EUROPEAN CENTRAL BANK PATENT INFRINGEMENT LAWSUIT

ROCHESTER, NY, March 30, 2006 - Document Security Systems (“DSSI”) (AMEX: DMC) today provided the following update on certain matters pertaining to its patent infringement lawsuit against the European Central Bank (“ECB”).

On August 1, 2005, Document Security Systems filed a patent infringement suit in the European Court of First Instance against the European Central Bank alleging that the Euro banknotes infringe DSSI's European Patent No 0455750B1 (the “Patent”).   On October 20, 2005, the ECB challenged the venue of the lawsuit to which DSSI formally responded to the court in December, 2005.  The ECB contended that it could not be sued for patent infringement, but rather each individual country that comprises the ECB should be sued on an individual nation-by-nation basis. DSSI replied to the court its position that European Court of First Instance is the proper venue for the suit and that the ECB would be in violation of its charter if it tried to pass its liabilities to the member nations. We expect that the court will hear and adjudicate the issue of venue on or about June of 2006, but the date is not certain.

On March 24, 2006, DSSI received notice that the ECB has filed a separate counter claim in the United Kingdom and Luxembourg patent courts (Luxembourg being the seat of the European Court of First Instance)  seeking the invalidation of DSSI’s European Patent 0455750B1.  A claim to invalidity in the Netherlands was subsequently served. The main basis of the ECB’s claim is the existence of prior art. A second basis is that the scope of the Patent was extended in prosecution which in Europe is a ground of invalidity. DSSI feels that the patents have already been upheld by the European Patent Office and that this is a attempt to evade the real issue of infringement. Three of the prior art claims cited by the ECB were actually included in the original patent application for DSSI Patent 0455750B1 and have already been rejected as prior art by the European Patent Office.  When applying for a patent in the European Patent Office, the applicant is required to include all potential "prior art" as part of the application so that the Patent Office can determine the validity of the new patent.  One of these potential "prior art" submissions in the application for DSSI Patent 0455750B1 was rejected as prior art in examination and the other two were reviewed and rejected as prior art by the Technical Board of Appeals of the European Patent Office.  In addition, the ECB presented a 1979 Swiss banknote that allegedly is prior art to the technologies that the ECB uses in the Euro even though the Swiss banknote cited dates from a time when scanners and digital color copiers were not developed or in common use. DSSI is confident that this added matter claim will also be rejected. DSSI will provide a response to the courts within the required period of approximately 42 days.

Over the last three weeks, DSSI has sent letters to six printing companies involved in the production of the Euro to notify them of our belief of their involvement in the infringement of the patent, the ECB law suit and that we will pursue all legal means to address these matters. Those companies include Thomas De La Rue, François Oberthour, AGFA, Jon Enschede, Setec (a Gemplus company) and Oesterrrichshe Banknoten. DSSI believes that this latest action by the ECB may be in response to those communications on behalf of the printers

Mr.Patrick White, Chairman, President and Chief Executive Officer of DSSI, stated “The European Central Bank’s latest action of asserting “invalidity” is standard operating procedure in a situation in which a defendant is clearly infringing. Rather than conceding what is demonstrably true and entering into a good-faith licensing agreement with DSSI, the ECB has chosen to challenge the patent. To date the ECB has not denied infringement because we believe it cannot realistically do so based on the facts and therefore it must respond by attacking the patent itself. We are also somewhat surprised that the ECB has chosen to challenge the validity of the patent based on these particular “prior art” patents since the primary “prior art” the ECB is citing in its challenge was already reviewed and rejected by the European Patent Office when it previously upheld our patent as valid in 1999. Finally, it is very noteworthy that the ECB has never denied infringement as a defense, but rather they have focused on venue and validation issues. If necessary, we will adjudicate these matters once and for all, in the public arena on behalf of our shareholders.”

Larry Cohen of the law firm McDermott Will & Emery UK LLP, representing DSSI in the lawsuit, said "We have reviewed the ECB’s prior art and other submissions and we are confident that we can prevail. The ECB will have to persuade the various European Courts to overturn the Technical Board of Appeal of the European Patent Office’s previous ruling as well as explain how a 1979 Swiss bank note was designed with a device to show up digitally scanned material using color copiers and digital scanners when we understand there were none in existence at that time. We welcome there filing since now we know what they will be throwing at us and we believe we can deal with it.”

In addition to the Euro, DSSI believes that the U.S. currency and between 40 and 75 other currencies and travelers checks utilize DSSI’s patented “anti-Scan” technology on an unauthorized basis. Also, DSSI believes that a number of large American and European corporations as well as printing companies named earlier in this release are using its technologies on an unauthorized basis. The company intends to address each of these situations as part of its ongoing effort to see that its shareholders receive fair value for the use of its intellectual property.

About Document Security Systems, Inc.
Document Security Systems, Inc. (AMEX:DMC) is a leader in proven patented protection against counterfeiting and unauthorized copying, scanning and photo imaging. The company offers a broad portfolio of anti-counterfeiting technologies, processes and products, and provides consulting for customized document security printing solutions. Its various anti-scanning technologies and products are used for currency, vital records, packaging, labels, tickets, ID Cards, passports and gift certificates. Document Security Systems’ products, such as its new AuthentiGuard™ safety paper, protect original documents from copying or duplication. Its strategy is to become the world’s leading producer of cutting-edge security technologies for printed products. More information about Document Security Systems can be found at its websites: www.documentsecurity.com and www.plasticprintingprofessionals.com.

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